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                                                                   EXHIBIT 23.01

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-106043) of FormFactor, Inc. of our reports dated March 17, 2004, except for Note 14, as to which the date is July 20, 2004, relating to the consolidated financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K/A.


/s/ PricewaterhouseCoopers LLP

San Jose, California
July 20, 2004